Exhibit 10.21(g)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Contract Amendment No. 6

to the

Development and Supply Agreement as of May 29, 2008

by and between

ViewRay Incorporated

with its registered seat in Oakwood Village, OH, USA

— hereinafter referred to as “VIEWRAY OR BUYER” —

And

Siemens AG

Healthcare Sector

— hereinafter referred to as “SIEMENS OR SELLER” —

— VIEWRAY and SIEMENS hereinafter referred to individually

as “Party” or collectively as “Parties” —

Preamble

The Parties have signed a Development and Supply Agreement on May 29, 2008, as amended (the “2008 Agreement”) with the intention to collaborate in the development of combining MR imaging and gamma radiotherapy. According to Appendix 2 of the 2008 Agreement as amended (the “SUPPLY AGREEMENT”) SIEMENS delivers certain components as described in Annex 1 to the SUPPLY AGREEMENT (“COMPONENTS”) to VIEWRAY for integration in their MRgRT systems With this Contract Amendment No. 6, the Parties agree (i) to the delivery of the COMPONENTS for the integration by VIEWRAY in the [***] and (ii) to the provision of limited fee-for-service technical assistance from SIEMENS to VIEWRAY with respect to VIEWRAY efforts [***]. For the avoidance of doubt, the activities contemplated by this Contract Amendment No. 6 are in addition to the activities of the Parties with respect to the supply of COMPONENTS by SIEMENS to VIEWRAY of MRI subsystems for MRgRT systems contemplated by the 2008 Agreement.

Agreement

Article 1. COMPONENTS and services for [***]

This Article 1 shall apply to COMPONENTS delivered for [***] but not for COMPONENTS delivered for MRgRT systems, which will continue to be governed by Section 2 of the SUPPLY AGREEMENT.

1.1

VIEWRAY shall furnish to SIEMENS a forecast indicating its demand of COMPONENTS for the period of the next [***] following signature of this Contract Amendment No. 6. If SIEMENS does not object the forecast in writing within fifteen

(15) Business Days after receipt of the forecast the forecast will be accepted by SIEMENS and SIEMENS will consider the forecast when planning its production capacities. In this case VIEWRAY may assume that SIEMENS will accept purchase orders within this scope. VIEWRAY shall place its orders in writing to SIEMENS and SIEMENS shall acknowledge these orders within ten (10) Business Days after receipt thereof, as far as they do not exceed the forecast accepted by SIEMENS. Section 2.3-2.6 of the Supply Agreement, as well as Articles 2 to 16 of the SUPPLY AGREEMENT shall apply respectively to the delivery of COMPONENTS unless otherwise agreed in this Contract Amendment No. 6.

1.2	SIEMENS will consider reasonable requests for technical assistance services from VIEWRAY concerning COMPONENTS for the [***]. If VIEWRAY requests such technical assistance services and SIEMENS agrees to provide such technical assistance services itself, or through its wholly-owned indirect U.S. subsidiary, Siemens Medical Solutions USA, Inc., then VIEWRAY shall pay for such technical assistance services at the rates established at the commencement of each request for services pursuant to this Article 1.2. VIEWRAY shall [***]. For the avoidance of doubt, SIEMENS shall not be obligated to agree to the provision of technical assistance services. The provision of technical assistance services shall be subject to the terms and conditions of SIEMENS for the provision of services applicable at the commencement of such technical assistance services.

Article 2. Deviations from the SUPPLY AGREEMENT

This Article 2 shall apply to COMPONENTS delivered for MRgRT systems as well as to COMPONENTS delivered for [***].

Article 10 of the SUPPLY AGREEMENT shall be deleted and replaced as follows:

“10.1	BUYER shall be responsible for its use of COMPONENTS and shall verify whether such use infringes any third party patent, utility models or copyright (hereinafter “Protective Rights”).

10.2	If a third party raises claims against SELLER and/or its subsidiaries for infringement of Protective Rights that are based on BUYER’S use of the COMPONENTS in its MRgRT systems or [***] (including but not limited to inducement to infringement and/or contributory infringement), then BUYER shall indemnify and hold harmless SELLER and/or its subsidiaries of any damages, including reasonable attorney fees and other legal costs and expenses as well as appropriate license fees, incurred by SELLER; for the avoidance of doubt, BUYER shall not be required to indemnify, hold harmless or defend SELLER and/or its subsidiaries against any claim if that claim is (i) solely based on the fact that the COMPONENT itself infringes a Protective Right and is (ii) independent from the use of the COMPONENT in the MRgRT systems or [***].

10.3	SELLER does not assume any liability with regard to the MRgRT systems and/or [***] developed and/or sold by BUYER. Section 10.2 shall apply likewise in case

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a third party raises claims against SELLER for personal injury, damages to property, loss of business or revenue and/or any other damages caused by the use of the MRgRT systems and/or [***].

10.4	In any claim for indemnification under Section 10.2 or Section 10.3, SELLER must give BUYER prompt written notice of any claim or proceeding with respect to which it believes it is entitled to seek indemnification. The BUYER shall be entitled to assume the defense of such claim with counsel selected by the BUYER and reasonably satisfactory to the SELLER, provided that (i) the SELLER agrees to that assumption of the defense, which agreement shall not be unreasonably be withheld and (ii) the BUYER acknowledges in writing its obligation to indemnify the SELLER for the claim that is the subject of such notice and that (iii) the defense of such claim takes into account the reasonable interests of SELLER. Should the BUYER so elect to assume the defense of a claim, the BUYER shall also be liable to the SELLER for legal expenses which SELLER incurs if a separate representation of the SELLER in the settlement is appropriate because SELLER, in the exercise of its reasonable discretion, has determined that a conflict of interest or reasonable business interests of SELLER make separate representation by the SELLER’S own counsel advisable.

Notwithstanding the foregoing, if the BUYER assumes such defense, the SELLER may, at its sole option and expense, participate in such defense and employ separate counsel, and further agrees to cooperate in the conduct of any such defense.

If the BUYER assumes such defense, the BUYER shall have the right to settle such claim, in its discretion, with a full release of the SELLER and no admission of liability; provided that the BUYER shall obtain the written consent prior to settling any claim of the SELLER, such consent not to be unreasonably withheld. The Parties agree that it would not be unreasonable withheld the consent if the SELLER would (i) become subject to injunctive or other equitable relief, or any monetary or in-kind obligations, or (ii) if the business of the SELLER would be adversely affected in any manner.

The BUYER has no obligation to indemnify in connection with any settlement made by SELLER without the BUYER’S written consent, such consent not to be unreasonably withheld.”

Article 3. Export Control

This Article 3 shall apply to COMPONENTS delivered for MRgRT systems as well as to COMPONENTS delivered for [***].

3.1	If VIEWRAY transfers COMPONENTS delivered by SIEMENS or technical assistance services performed by SIEMENS or its wholly-owned indirect U.S. subsidiary, Siemens Medical Solutions USA, Inc. to a third party VIEWRAY shall comply with all applicable national and international (re-) export control regulations. In any event of such transfer

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of COMPONENTS and/or technical assistance services VIEWRAY shall comply with the (re-) export control regulations of the Federal Republic of Germany, of the European Union and of the United States of America.

3.2	Prior to any transfer of COMPONENTS and/or technical assistance services provided by SIEMENS or its wholly-owned indirect U.S. subsidiary, Siemens Medical Solutions USA, Inc. to a third party VIEWRAY shall in particular check and guarantee by appropriate measures that there will be no infringement of an embargo imposed by the European Union, by the United States of America and/or by the United Nations by such transfer, by brokering of contracts concerning those goods, works and services or by provision of other economic resources in connection with those COMPONENTS and or and/or technical assistance services, also considering the limitations of domestic business and prohibitions of by-passing those embargos;

3.3	Such COMPONENTS and/or technical assistance services are not intended for use in connection with armaments, nuclear technology or weapons, if and to the extent such use is subject to prohibition or authorization, unless required authorization is provided; The regulations of all applicable Sanctioned Party Lists of the European Union and the United States of America concerning the trading with entities, persons and organizations listed therein are considered.

3.4	If required to enable authorities or SIEMENS or its wholly-owned indirect U.S. subsidiary, Siemens Medical Solutions USA, Inc. to conduct export control checks, VIEWRAY, upon request by SIEMENS, shall promptly provide SIEMENS with all information pertaining to the particular end customer, the particular destination and the particular intended use of goods, works and services provided by SIEMENS, as well as any export control restrictions existing.

3.5	VIEWRAY shall indemnify and hold harmless SIEMENS and its subsidiaries from and against any claim, proceeding, action, fine, loss, cost and damages arising out of or relating to any noncompliance with export control regulations by VIEWRAY, and VIEWRAY shall compensate SIEMENS and its subsidiaries for all losses and expenses resulting thereof. Section 10.4 shall apply.

Article 4. Safety

This Article 4 shall apply to COMPONENTS delivered for MRgRT systems as well as for COMPONENTS delivered for [***].

4.1	The Parties shall, also beyond the term of the SUPPLY AGREEMENT, collaborate to the best of their abilities in order to prevent identified or unidentified risks or damages as quickly and effectively as possible which may be caused by the COMPONENTS so that no one suffers any damage or injury as a result of using the COMPONENTS.

4.2	VIEWRAY shall be obliged to monitor the COMPONENTS used together with its own equipment or systems with regard to product defects of all kinds. The aforesaid obligation shall be carried out by VIEWRAY by appropriate organizational measures

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within the scope of its organizational and operational structure. VIEWRAY shall promptly notify SIEMENS in writing of any identified product defects in accordance with its quality assurance policies and procedures, provided that such policies and procedures are reasonably acceptable to SELLER.

Article 5. Duration

This Contract Amendment No. 6 shall take effect on the date it is signed by both Parties and shall be valid until the SUPPLY AGREEMENT is terminated. Each Party’s right to terminate the SUPPLY AGREEMENT and/or this Contract Amendment No. 6 for good cause, including but not limited to the termination rights under 13.1(b) of the SUPPLY AGREEMENT, shall remain unaffected.

Article 6. Miscellaneous

6.1	Except to the extent expressly amended by this Contract Amendment No. 6, all of the clauses and conditions of the 2008 Agreement shall remain unaffected. The term “Agreement”, as used in the 2008 Agreement, shall henceforth be deemed to be a reference to the 2008 Agreement as amended by this Contract Amendment No. 6.

6.2	This Contract Amendment No. 6 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument. Capitalized terms used in this Contract Amendment No. 6 and not defined herein are used with the meanings ascribed to them in the 2008 Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ViewRay Incorporated

Place, Date:

Mtn View, CA 15 Jan, 2014

/s/ Chris Raanes

Name:	Chris Raanes
(Print)
Title:	Chief Executive Officer

Siemens AG.

Healthcare Sector

Place, Date:

Erlangen, 20.02.2014	Erlangen, 21.02.2014

i.V. /s/ Michael Schaal	iV. /s/ Holger Liebel

Name:	Name:

Michael Schaal	Holger Liebel
(Print)	(Print)
Title:	Title:
Head of H/M MRTR	CFO Magnetic Resonance

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.